                                                                                                                                                                                                                                            EX-99.14.a

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm in Exhibit A to the Proxy Statement/Prospectus in this Registration Statement (Form N-14)(Pre-Effective Amendment No. 1 to File No. 333-157756) of Lincoln Variable Insurance Products Trust, the reference to our firm under the captions "Financial Highlights" in the Delaware VIP Balanced Series Prospectuses (Service Class and Standard Class) dated April 30, 2008, incorporated by reference in this Registration Statement, the reference to our firm under the caption “Financial Statements” with respect to the Delaware VIP Balanced Series and the incorporation by reference of our report dated February 14, 2008, included in the 2007 Delaware VIP Balanced Series Annual Report to shareholders, in the Statement of Additional Information of Delaware VIP Trust dated April 30, 2008, incorporated by reference in this Registration Statement, and to the incorporation by reference in this Registration Statement of our report dated February 13, 2009, included in the 2008 Delaware VIP Balanced Series Annual Report to shareholders.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania April 6, 2009